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                                                                     EXHIBIT 3.3


                              ARTICLES OF AMENDMENT



         The undersigned ROCKFORD CORPORATION hereby amends its articles of incorporation by executing, acknowledging and filing with the Arizona Corporation Commission the following Articles of Amendment:

         1.       The corporation's name is Rockford Corporation.

         2. The amendment adopted by action of the Directors and stockholders is to amend ARTICLE IV of the corporation's articles of incorporation to read in its entirety as follows:

                           "The corporation shall have authority to issue 10,000,000 shares of common stock of the par value of $.01 per share"

         3. The date of adoption of the amendment by the shareholders was January 12, 1988.

         4. The number of shares outstanding and entitled to vote on the amendment was 4415 shares.

         5. The number of shares voting in favor of adopting the amendment was 4415 shares, and the number voting against was - 0 - shares.

         6.       (Not applicable)

         7.       (Not applicable)

         IN WITNESS WHEREOF, Rockford Corporation has caused these Articles of Amendment to be executed by its President and Secretary and its corporate seal to be hereto affixed this 12th day of January, 1988.

                                   ROCKFORD CORPORATION


                                   By:  /s/ Robert F. Pothier
                                      -----------------------
                                      Robert F. Pothier
                  (SEAL)
                                   Attest:

                                       /s/ John G. Bartol
                                   --------------------------
                                   John G. Bartol, Secretary
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State of Arizona         )
                         )  ss
County of Maricopa       )


                  On this 12th day of January 1988, personally appeared before me, a notary public in and for the State and County aforesaid, Robert F. Pothier and John G. Bartol, who, being duly sworn in accordance with law, stated that they are the President and Secretary respectively of Rockford Corporation, that they signed the foregoing Articles of Amendment on its behalf, and that they acknowledged the said Articles to be the act and deed of said corporation and desired that the same should be recorded as such.



                                  /s/ Kevin Olson
                                  ---------------
                                  Notary Public


         [NOTARY PUBLIC SEAL]


My Commission Expires: April 11, 1991



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